UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006
(November 15, 2006)

PROTEIN POLYMER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19724	33-0311631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 558-6064

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)
On November 15, 2006, Janis Y. Neves, our Director of Finance, Controller, Principal Accounting Officer and Corporate Secretary, was terminated because her position of Director of Finance was eliminated. As of that date, William N. Plamondon, III, our Chief Executive Officer, has assumed the position of Principal Accounting Officer, and we have appointed Erin Davis as our Corporate Secretary. Ms. Davis is an employee of R.I. Heller & Co., LLC and her services will be provided pursuant to a management services agreement that we have with Heller. Mr. Plamondon’s services are also provided pursuant to that agreement. Mr. Plamondon is Heller’s President and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation

Date: November 20, 2006	By:	/s/ William N. Plamondon, III
William N. Plamondon, III
Chief Executive Officer